MADSEN & ASSOCIATES, CPA’S INC. Certified Public Accountants and Business Consultants	684 East Vine St., #3 Murray, Utah 84017 Telephone 801-268-2632 Fax 801-262-3978

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated May 12, 2006, accompanying the audited financial statements of Lions Gate Lighting, Inc. and Subsidiary at February 28, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period May 2, 2005 to February 28, 2006 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

September 18, 2006	/s/ Madsen & Associates, CPA’s Inc.